THE WEISS FUND
                      Weiss Treasury Only Money Market Fund
               Weiss Millennium Opportunity Fund (Class A Shares)

                         SUPPLEMENT DATED APRIL 19, 2002
            TO STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 2001

         The Board of Trustees of The Weiss Fund (the "Trust") voted to close Weiss Millennium Opportunity Fund (the "Fund") to new investments, effective April 19, 2002, and adopted a plan to liquidate the Fund no later than May 20, 2002.

         The Board determined that liquidation is in the best interests of Fund shareholders because, in the view of Weiss Money Management, Inc. ("Weiss"), the Fund's investment manager, a view in which the Board concurs, the Fund is unlikely to grow sufficiently to enable it to benefit from the economies of scale that are offered by large funds. In making this determination, the Board considered that the small size of the Fund, its high expense ratio absent fee waivers and expense reimbursements, Weiss' unwillingness to maintain indefinitely the Fund's expenses at current levels, and the relative lack of investor interest in the Fund have rendered the continued operation of the Fund impracticable.

         The Statement of Additional Information is hereby amended by removing information relating to an offering of shares of the Fund.


                                 The Weiss Fund
                                 4176 Burns Road
                        Palm Beach Gardens, Florida 33410
                                 (800) 289-8100


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                        WEISS MILLENNIUM OPPORTUNITY FUND
                                 CLASS S SHARES

                         SUPPLEMENT DATED APRIL 19, 2002
            TO STATEMENT OF ADDITIONAL INFORMATION DATED MAY 1, 2001

         The Board of Trustees of The Weiss Fund (the "Trust") voted to close Weiss Millennium Opportunity Fund (the "Fund") to new investments, effective April 19, 2002, and adopted a plan to liquidate the Fund no later than May 20, 2002.

         The Board determined that liquidation is in the best interests of Fund shareholders because, in the view of Weiss Money Management, Inc. ("Weiss"), the Fund's investment manager, a view in which the Board concurs, the Fund is unlikely to grow sufficiently to enable it to benefit from the economies of scale that are offered by large funds. In making this determination, the Board considered that the small size of the Fund, its high expense ratio absent fee waivers and expense reimbursements, Weiss' unwillingness to maintain indefinitely the Fund's expenses at current levels, and the relative lack of investor interest in the Fund have rendered the continued operation of the Fund impracticable.

         The Statement of Additional Information is hereby amended by removing information relating to an offering of shares of the Fund.


                                 The Weiss Fund
                                 4176 Burns Road
                        Palm Beach Gardens, Florida 33410
                                 (800) 289-8100